       AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1997.

                                                      REGISTRATION NO. 333-29189
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                   GCI, INC.

             (Exact name of registrant as specified in its charter)

            ALASKA                           4899                  91-1820757
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

              2550 DENALI ST., SUITE 1000, ANCHORAGE, ALASKA 99503
                                 (907) 265-5600
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 JOHN M. LOWBER
                                   GCI, INC.
                         2550 DENALI STREET, SUITE 1000
                          ANCHORAGE, ALASKA 99503-2781
                                 (907) 265-5600

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

       CHARLES Y. TANABE, ESQ.                     JOEL M. SIMON, ESQ.
       SHERMAN & HOWARD L.L.C.            PAUL, HASTINGS, JANOFSKY & WALKER LLP
     FIRST INTERSTATE TOWER NORTH                    399 PARK AVENUE
  633 SEVENTEENTH STREET, SUITE 3000                    31ST FLOOR
        DENVER, COLORADO 80202                   NEW YORK, NEW YORK 10022
            (303) 299-8108                            (212) 318-6200

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following are the estimated expenses of the offering of the Notes being registered, all of which will be paid by the Issuer.

Accounting Fees*...............................................  $
Costs of Printing*.............................................  $
Legal Fees*....................................................  $
Registration/Filing Fees
  Securities Act of 1933.......................................  $45,454.55
  Blue Sky Compliance*.........................................  $
NASD Filing Fee................................................  $15,500.00
Trustee Fees...................................................  $
Miscellaneous*.................................................  $
                                                                 ----------
    TOTAL......................................................  $
                                                                 ----------
                                                                 ----------

------------------------

*Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Issuer's Bylaws provide for indemnification of directors and officers (and their respective heirs and personal representatives) of the Issuer against all losses, damages, costs and expenses incurred in connection with any action, suit or proceeding (civil or criminal) brought against such person by reason of the fact that he or she is or was a director or officer of the Issuer or served any other enterprise in which the Issuer is a creditor as a director or officer at the request of the Issuer. The Issuer will only indemnify an officer or director upon a determination by a majority vote of the disinterested members of the Board, by a majority vote of the shareholders of the Issuer or by independent legal counsel that the person to be indemnified has met the applicable standard of conduct. No indemnification will be made in respect of any claim, issue or matter as to which the director or officer is adjudged to be liable for negligence or misconduct.

    The Articles of Incorporation of the Issuer provide that directors will not be liable to the Issuer for monetary damages for breach of a fiduciary duty unless such breach involves a breach of the duty of loyalty, bad faith, intentional misconduct, a knowing violation of law or the derivation by such director of an improper personal benefit. The Issuer's Bylaws further provide that no officer or director will be liable to the Issuer for acts or omissions in good faith, provided such person exercised the same degree of care and skill that a prudent person would have exercised in the conduct of his or her own affairs.

    As of the date of this Registration Statement, the Issuer had not received any notice or request regarding indemnification of any officer, director or employee of the Issuer.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    The Issuer has not issued or sold any securities within the past three years.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


    (a) Exhibits.  See Exhibit Index at end of this Registration Statement.

    (b) Financial Statement Schedules


Valuation and Qualifying Accounts.....................................        S-1

ITEM 17.  UNDERTAKINGS.

    (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (2) The undersigned registrant hereby undertakes that:

       (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Municipality of Anchorage, State of Alaska, on July 21, 1997.


                                GCI, INC.
                                (Registrant)

                                By:  /s/ JOHN M. LOWBER
                                     -----------------------------------------
                                     John M. Lowber, CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Director and President
------------------------------    (Principal Executive         July 21, 1997
       Ronald A. Duncan           Officer)

                                Director, Chief Financial
      /s/ JOHN M. LOWBER          Officer, Secretary and
------------------------------    Treasurer (Principal         July 21, 1997
        John M. Lowber            Financial and Accounting
                                  Officer)

              *
------------------------------  Director                       July 21, 1997
       G. Wilson Hughes



* By:      /s/ JOHN M. LOWBER
           ------------------------------------
           John M. Lowber, ATTORNEY-IN-FACT

                                 SCHEDULE VIII

                  GENERAL COMMUNICATION, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                             ADDITIONS            DEDUCTIONS
                                                                     --------------------------  -------------
                                                       BALANCE AT     CHARGED TO                  WRITE-OFFS
                                                      BEGINNING OF    PROFIT AND                    NET OF       BALANCE AT
DESCRIPTION                                               YEAR           LOSS          OTHER      RECOVERIES     END OF YEAR
----------------------------------------------------  -------------  -------------  -----------  -------------  -------------
                                                                              (AMOUNTS IN THOUSANDS)
Year ended December 31, 1996:
  Allowance for doubtful receivables................    $     295          1,736           354(1)       1,788           597
                                                            -----          -----           ---         -----            ---
                                                            -----          -----           ---         -----            ---
Year ended December 31, 1995:
  Allowance for doubtful receivables................    $     409          1,459        --             1,573            295
                                                            -----          -----           ---         -----            ---
                                                            -----          -----           ---         -----            ---
Year ended December 31, 1994:
  Allowance for doubtful receivables................    $     721            829        --             1,141            409
                                                            -----          -----           ---         -----            ---
                                                            -----          -----           ---         -----            ---

------------------------

(1) Allowance for doubtful receivables acquired pursuant to the Cable Company acquisitions described in footnote (2) to the Company's consolidated financial statements.

                                 EXHIBIT INDEX


 EXHIBIT NO.   DESCRIPTION
-------------  --------------------------------------------------------------------------------------------
       1.1     Underwriting Agreement**
       3.1     Articles of Incorporation of the Issuer**
       3.2     Bylaws of the Issuer**
       4.1     Form of Indenture relating to the Notes (including Form of Note)**
       5.1     Opinion of Wohlforth, Argetsinger, Johnson & Brecht, A Professional Corporation**
       9.1     Voting Agreement dated October 31, 1996, among Prime II Management L.P., as agent for the
                 Voting Prime Sellers, MCI Telecommunications Corporation, Ronald A. Duncan, Robert M. Walp
                 and TCI GCI, Inc.(12)
      10.1     Credit Agreement
      10.2     Registration Rights Agreement, dated as of January 18, 1991, between General Communication,
                 Inc. and WestMarc Communications, Inc(2)
      10.3     Employee stock option agreements issued to individuals Spradling, O'Hara, Strid, Behnke,
                 Lewkowski and Snyder(3)
      10.4     Registration Rights Agreement, dated October 31, 1996, between General Communication, Inc.
                 and the Prime Sellers(12)
      10.5     Registration Rights Agreement, dated October 31, 1996, between General Communication, Inc., and Alaskan Cable Network/Fairbanks, Inc. ("ACNFI"), Alaskan Cable Network/Juneau, Inc.
                 ("ACNJI"), Alaskan Cable Network/ Ketchikan-Sitka, Inc. ("ACNKSI") and Jack Kent Cooke,
                 Inc.(12)
      10.6     Registration Rights Agreement, dated October 31, 1996, between General Communication, Inc., and the owners of Alaska Cablevision, Inc. ("ACI")(12)
      10.7     Lease agreement between GCI Communication Services, Inc. and National Bank of Alaska Leasing
                 Corporation dated January 15, 1992(4)
      10.8     Westin Building Lease(5)
      10.9     Duncan and Hughes Deferred Bonus Agreements(6)
      10.10    Compensation Agreement between General Communication, Inc. and William C. Behnke dated
                 January 1, 1997**
      10.11    Order approving Application for a Certificate of Public Convenience and Necessity to operate as a Telecommunications (Intrastate Interexchange Carrier) Public Utility within Alaska(3)
      10.12    1986 Stock Option Plan, as amended(14)
      10.13    Loan agreement between National Bank of Alaska and GCI Leasing Co., Inc. dated December 31,
                 1992(4)
      10.14    Pledge and Security Agreement between National Bank of Alaska and GCI Communication
                 Services, Inc. dated December 31, 1992(4)
      10.15    Lease Agreement between MCI Telecommunications Corporation and GCI Leasing Co., Inc. dated
                 December 31, 1992(4)
      10.16    Sublease Agreement between MCI Telecommunications Corporation and General Communication,
                 Inc. dated December 31, 1992(4)
      10.17    Financial Assistance Agreement between MCI Telecommunications Corporation and GCI Leasing
                 Co., Inc. dated December 31, 1992(4)
      10.18    Letter of intent between MCI Telecommunications Corporation and General Communication, Inc.
                 dated December 31, 1992(7)
      10.19    MCI Carrier Agreement between MCI Telecommunications Corporation and General Communication,
                 Inc. dated January 1, 1993(8)
      10.20    Contract for Alaska Access Services Agreement between MCI Telecommunications Corporation and
                 General Communication, Inc. dated January 1, 1993(8)

 EXHIBIT NO.   DESCRIPTION
-------------  --------------------------------------------------------------------------------------------
      10.21    Promissory Note Agreement between General Communication, Inc. and Ronald A. Duncan, dated
                 August 13, 1993(9)
      10.22    Deferred Compensation Agreement between General Communication, Inc. and Ronald A. Duncan, dated August 13, 1993(9)
      10.23    Pledge Agreement between General Communication, Inc. and Ronald A. Duncan, dated August 13,
                 1993(9)
      10.24    Revised Qualified Employee Stock Purchase Plan of General Communication, Inc.(10)
      10.25    Summary Plan Description pertaining to the Revised Qualified Employee Stock Purchase Plan of
                 General Communication, Inc.(10)
      10.26    The GCI Special Non-Qualified Deferred Compensation Plan(11)
      10.27    Transponder Purchase Agreement for Galaxy X between Hughes Communications Galaxy, Inc. and
                 GCI Communication Corp.(11)
      10.28    Equipment Purchase Agreement between GCI Communication Corporation and Scientific-Atlanta,
                 Inc.(11)
      10.29    Management Agreement, between Prime II Management, L.P., and GCI Cable, Inc., dated October
                 31, 1996(12)
      10.30    Third Amended and Restated Credit Agreement, dated as of October 31, 1996, between GCI
                 Communication Corp., and NationsBank of Texas, N.A.(13)
      10.31    Loan Agreement among GCI Cable, Inc., as Borrower and Toronto-Dominion (Texas), Inc., et
                 al., as of October 31, 1996(13)
      10.32    Licenses(5)
                 214 Authorization
                 International Resale Authorization
                 Digital Electronic Message Service Authorization
                 Fairbanks Earth Station License
                 Fairbanks (Esro) Construction Permit for P-T-P Microwave Service
                 Fairbanks (Polaris) Construction Permit for P-T-P Microwave Service
                 Anchorage Earth Station Construction Permit
                 License for Eagle River P-T-P Microwave Service
                 License for Juneau Earth Station
                 Issaquah Earth Station Construction Permit
      10.33    ATU Interconnection Agreement between GCI Communication Corp. and Municipality of Anchorage,
                 executed January 15, 1997**
      10.34    First Amendment to Third Amended and Restated Credit Agreement entered into among GCI
                 Communication Corp., NationsBank of Texas, N.A., Toronto Dominion (Texas), Inc., Credit
                 Lyonnais New York Branch, and National Bank of Alaska(15)
      10.35    Second Amendment to Third Amended and Restated Credit Agreement entered into among GCI
                 Communication Corp., NationsBank of Texas, N.A., Toronto Dominion (Texas), Inc., Credit
                 Lyonnais New York Branch, and National Bank of Alaska*
      10.36    Securities Purchase and Sale Agreement, dated May 2, 1996, among General Communication,
                 Inc., and the Prime Sellers(12)
      10.37    Agreement and Plan of Merger of ACI with and into GCI Cable, Inc., dated October 31,
                 1996(12)
      10.38    Certificate of Merger Merging ACI into GCI Cable, Inc. (filed in Delaware on October 31,
                 1996)(12)
      10.39    Articles of Merger between GCI Cable Inc., and ACI (filed in Delaware on October 31,
                 1996)(12)
      10.40    Agreement and Plan of Merger of PCFI with and into GCI Cable, Inc., dated October 31,
                 1996(12)

 EXHIBIT NO.   DESCRIPTION
-------------  --------------------------------------------------------------------------------------------
      10.41    Certificate of Merger Merging PCFI into GCI Cable, Inc., (filed in Delaware on October 31,
                 1996)(12)
      10.42    Articles of Merger between GCI Cable, Inc., and PCFI (for filing in Alaska)(12)
      10.43    Asset Purchase Agreement, dated April 15, 1996, among General Communication, Inc., ACNFI,
                 ACNJI and ACNKSI(12)
      10.44    Asset Purchase Agreement, dated May 10, 1996, among General Communication, Inc., and Alaska
                 Cablevision, Inc.(12)
      10.45    Asset Purchase Agreement, dated May 10, 1996, among General Communication, Inc., and
                 McCaw/Rock Homer Cable System, J.V.(12)
      10.46    Asset Purchase Agreement, dated May 10, 1996, between General Communication, Inc., and
                 McCaw/Rock Seward Cable System, J.V.(12)
      10.47    Amendment No. 1 to Securities Purchase and Sale Agreement, dated October 31, 1996, among
                 General Communication, Inc., and the Prime Sellers Agent(13)
      10.48    First Amendment to Asset Purchase Agreement, dated October 30, 1996, among General
                 Communication, Inc., ACNFI, ACNJI and ACNKSI(13)
      10.49    Amendment to Revised Qualified Employee Stock Purchase Plan of General Communication, Inc.**
      10.50    Form of Agreement Waiving Right to Exercise Stock Options**
      10.51    Order Approving Arbitrated Interconnection Agreement as Resolved and Modified by Order
                 U-96-89(8) dated January 14, 1997**
      10.52    First Amendment to Loan Agreement among GCI Cable, Inc., as Borrower, and Toronto-Dominion
                 (Texas), Inc., et al., as of October 31, 1996*
      10.53    Amendment to the MCI Carrier Agreement executed April 20, 1994**
      10.54    Amendment No. 1 to MCI Carrier Agreement executed July 26, 1994(16)
      10.55    MCI Carrier Addendum--MCI 800 DAL Service effective February 1, 1994(16)
      10.56    Third Amendment to MCI Carrier Agreement dated as of October 1, 1994(16)
      10.57    Fourth Amendment to MCI Carrier Agreement dated as of September 25, 1995(16)
      10.58    Fifth Amendment to the MCI Carrier Agreement executed April 19, 1996**
      10.59    Sixth Amendment to MCI Carrier Agreement dated as of March 1, 1996(16)
      10.60    Seventh Amendment to MCI Carrier Agreement dated November 27, 1996
      10.61    First Amendment to Contract for Alaska Access Services between General Communication, Inc.
                 and MCI Telecommunications Corporation dated April 1, 1996
      10.62    Letter of Intent between General Communication, Inc. and MCI Telecorp dated August 6, 1993**
      10.63    Service Mark License Agreement between MCI Communications Corporation and General
                 Communication, Inc. dated April 13, 1994**
      10.64    Radio Station Authorization (Personal Communications Service License), Issue Date June 23,
                 1995**
      10.65    Framework Agreement between National Bank of Alaska (NBA) and General Communication, Inc.
                 dated October 31, 1995(17)
      10.66    1997 Call-Off Contract between National Bank of Alaska (NBA) and General Communication, Inc.
                 (GCI) dated November 1, 1996
      10.67    Contract No. 92MR067A Telecommunications Services between BP Exploration (Alaska), Inc. and
                 GCI Network Systems dated April 1, 1992
      10.70    Amendment No. 03 to BP Exploration (Alaska) Inc. Contract No. 92MRO67A effective August 1,
                 1996
      10.71    Lease Agreement dated September 30, 1991 between RDB Company and General Communication,
                 Inc.(3)
      10.72    Certificate of Public Convenience and Necessity No. 436 for Telecommunications Service
                 (Relay Services)**

 EXHIBIT NO.   DESCRIPTION
-------------  --------------------------------------------------------------------------------------------
      10.73    Order Approving Transfer Upon Closing, Subject to Conditions, and Requiring Filings dated
                 September 23, 1996**
      10.74    Order Granting Extension of Time and Clarifying Order dated October 21, 1996**
      10.75    Contract for Alaska Access Services among General Communication, Inc. and GCI Communication
                 Corp., and Sprint Communications Company L.P. dated June 1, 1993
      10.76    First Amendment to Contract for Alaska Access Services between General Communication, Inc.
                 and Sprint Communications Company L.P. dated as of August 7, 1996
      10.77    Employment and Deferred Compensation Agreement between General Communication, Inc. and John
                 M. Lowber dated July 1992**
      10.78    Deferred Compensation Agreement between GCI Communication Corp. and Dana L. Tindall dated
                 August 15, 1994**
      10.79    Transponder Lease Agreement between General Communication Incorporated and Hughes
                 Communications Satellite Services, Inc., executed August 8, 1989(9)
      10.80    Addendum to Galaxy X Transponder Purchase Agreement between GCI Communication Corp. and
                 Hughes Communications Galaxy, Inc. dated August 24, 1995**
      10.81    Order Approving Application, Subject to Conditions; Requiring Filing; and Approving Proposed
                 Tariff on an Inception Basis, dated February 4, 1997**
      10.82    Resale Solutions Switched Services Agreement between Sprint Communications Company L.P. and
                 GCI Communications, Inc. dated May 31, 1996
      10.83    Commitment Letter from Credit Lyonnais New York Branch, NationsBank of Texas, N.A. and TD
                 Securities (USA) Inc. for Fiber Facility dated as of July 3, 1997**
      10.84    Commitment Letter from NationsBank for Credit Facility dated July 2, 1997**
      11.1     Statement Re Computation of Earnings Per Share**
      12.1     Statement regarding computation of ratio of earnings to fixed charges**
      21.1     Subsidiaries of the Registrant**
      23.1     Consent of KPMG Peat Marwick LLP (Accountant for Company)**
      23.2     Consent of Ernst & Young LLP (Accountants for Prime for 1994 and 1995 and accountants for
                 Alaskan Cable for 1993, 1994 and 1995)**
      23.3     Consent of Carl & Carlsen (Accountant for Alaska Cablevision)**
      23.4     Consent of Wohlforth, Argetsinger, Johnson & Brecht, A Professional Corporation (included as part of Exhibit 5.1)**
      23.5     Consent of Sherman & Howard L.L.C.**
      24.1     Power of Attorney (included with the signature page to the Registration Statement)**
      25.1     Statement of Eligibility of Trustee from Bank of New York**
      99.1     Additional Exhibits
                 The Articles of Incorporation of GCI Communication Corp.(2)
                 The By-laws of GCI Communication Corp.(2)
                 The Articles of Incorporation of GCI Communication Services, Inc.(4)
                 The By-laws of GCI Communication Services, Inc.(4)
                 The Articles of Incorporation of GCI Leasing Co., Inc.(4)
                 The By-laws of GCI Leasing Co., Inc.(4)
      99.2     The By-laws of GCI Cable, Inc.(14)
      99.3     The Articles of Incorporation of GCI Cable, Inc.(14)
      99.4     The By-laws of GCI Cable / Fairbanks, Inc.(14)
      99.5     The Articles of Incorporation of GCI Cable / Fairbanks, Inc.(14)
      99.6     The By-laws of GCI Cable / Juneau, Inc.(14)

 EXHIBIT NO.   DESCRIPTION
-------------  --------------------------------------------------------------------------------------------
      99.7     The Articles of Incorporation of GCI Cable / Juneau, Inc.(14)
      99.8     The By-laws of GCI Cable Holdings, Inc.(14)
      99.9     The Articles of Incorporation of GCI Cable Holdings, Inc.(14)
      99.10    The By-laws of GCI Holdings, Inc.**
      99.11    The Articles of Incorporation of GCI Holdings, Inc.**


------------------------

*   To be filed by amendment.


**  Previously filed.


1 Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1994

2 Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1990

3 Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1991

4 Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1992

5  Incorporated by reference to the Company's Registration Statement on Form 10
    (File No. 0-15279), mailed to the Securities and Exchange Commission on December 30, 1986

6 Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1989.

7  Incorporated by reference to the Company's Current Report on Form 8-K dated
    January 13, 1993.

8  Incorporated by reference to the Company's Current Report on Form 8-K dated
    June 4, 1993.

9 Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

10 Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

11 Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

12 Incorporated by reference to the Company's Form S-4 Registration Statement dated October 4, 1996.

13 Incorporated by reference to the Company's Current Report on Form 8-K dated
    November 13, 1996.

14 Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

15 Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

16 Incorporated by reference to the Company's Current Report on Form 8-K dated
    March 14, 1996, filed March 28, 1996.


17 Incorporated by reference to the Company's Amendment to Annual Report dated
    December 31, 1995 on Form 10-K/A as amended on August 6, 1996.